                                                                   Exhibit 10.10


                                                          EXHIBIT F TO THE THIRD
                                                            AMENDED AND RESTATED
                                                             CREDIT AGREEMENT AS
                                                             SEPARATELY EXECUTED


                           THIRD AMENDED AND RESTATED

                                HOLDINGS GUARANTY

                             Dated December 19, 1997

                                      From

                             FITNESS HOLDINGS, INC.

                                   in favor of

                    THE LENDERS PARTY TO THE CREDIT AGREEMENT
                               REFERRED TO HEREIN,

                         THE HEDGE BANKS REFERRED TO IN
                              THE CREDIT AGREEMENT

                                       and

                           BANQUE NATIONALE DE PARIS,

      as Existing Issuing Bank, Swing Line Bank and as Administrative Agent
      ---------------------------------------------------------------------

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1   Guaranty; Limitation of Liability................................1

SECTION 2   Guaranty Absolute................................................2

SECTION 3   Waivers..........................................................3

SECTION 4   Payments Free and Clear of Taxes, Etc............................5

SECTION 5   Representations and Warranties...................................6

SECTION 6   Affirmative Covenants............................................7

SECTION 7   Negative Covenants...............................................8

SECTION 8   Amendments; No Waiver; Etc.......................................9

SECTION 9   Notices, Etc.....................................................9

SECTION 10  No Waiver; Remedies..............................................9

SECTION 11  Right of Setoff..................................................9

SECTION 12  Indemnification.................................................10

SECTION 13  Continuing Guaranty; Assignments Under the Credit Agreement.....10

SECTION 14  Governing Law; Submission to Jurisdiction; Waiver of Jury
            Trial; Etc .....................................................10


                                      (i)

                  THIRD AMENDED AND RESTATED HOLDINGS GUARANTY

            THIRD AMENDED AND RESTATED HOLDINGS GUARANTY dated December 19, 1997, made by Fitness Holdings, Inc., a Delaware corporation (the "Guarantor"), in favor of the Lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined), the Hedge Banks referred to therein and Banque Nationale de Paris, as the Existing Issuing Bank (the "Issuing Bank"), as the Swing Line Bank (the "Swing Line Bank") and as Administrative Agent (the "Administrative Agent") for the Lender Parties and Agents (as defined in the Credit Agreement) thereunder.

            PRELIMINARY STATEMENTS.

            1. 24 Hour Fitness, Inc., a California corporation ("24 Hour Fitness"), is the borrower under a Second Amended and Restated Credit Agreement dated as of March 14, 1997, as amended (the "Existing Credit Agreement"), with the lenders named therein and Banque Nationale de Paris ("BNP") as issuing bank and agent. Pursuant to a Second Amended and Restated Guaranty dated March 14, 1997, as amended (the "Existing Guaranty"), the Guarantor guaranteed all of the obligations of 24 Hour Fitness under the Existing Credit Agreement.

            2. The Lenders, the Issuing Bank, the Swing Line Bank, and the Agents are parties to a Third Amended and Restated Credit Agreement dated as of December 19, 1997 (as amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with 24 Hour Fitness (the "Borrower") and the Guarantor. The Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances by the Lenders and the Swing Line Bank under the Credit Agreement, the issuing of Letters of Credit by the Issuing Bank under the Credit Agreement and the entering into the Secured Hedge Agreements (as defined in the Security Agreement) by the Hedge Banks that the Guarantor, as owner of 100% of the outstanding shares of stock of the Borrower, shall have executed and delivered this Guaranty.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders and the Swing Line Bank to make Advances, the Issuing Bank to issue Letters of Credit and the Hedge Banks to enter into Hedge Agreements, the Guarantor hereby agrees as follows:

            SECTION 1. Guaranty; Limitation of Liability. (a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents and the Secured Hedge Agreements, whether for principal, interest (including, without limitation, interest after the filing of a petition initiating a proceeding referred to in Section 6.01(f) of the Credit Agreement, whether or not such interest constitutes an allowed claim for purposes of such proceeding), premiums, fees, expenses or otherwise (such Obligations of the Borrower being the "Guarantied Obligations") and agrees to pay any and all reasonable expenses (including, without limitation, reasonable counsel fees and expenses) incurred by the Administrative Agent, any Lender Party or any Hedge Bank in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guarantied Obligations and would be owed by the Borrower to the Administrative Agent, any Lender Party or any Hedge Bank under any of the Loan Documents or any Secured Hedge Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

            (b) (i) Each Guarantor and by its acceptance of this Guaranty, the Administrative Agent and each other Lender, hereby confirms that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guaranty. To effectuate the foregoing intention, the Administrative Agent, the other Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty shall not exceed the greater of (A) the net benefit realized by such Guarantor from the proceeds of the Advances made from time to time by the Borrower to such Guarantor or to any subsidiary of such Guarantor and (B) the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Guaranty, result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors.

            (ii) Each Guarantor agrees that in the event any payment shall be required to be made to the Lenders under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lenders under the Loan Documents.

            SECTION 2. Guaranty Absolute. The Guarantor guaranties that the Guarantied Obligations will be paid strictly in accordance with the terms of the Loan Documents and the Secured Hedge Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, any Lender Party or any Hedge Bank with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guarantied Obligations and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any Secured Hedge Agreement or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantied Obligations or any other amendment or waiver of or any consent to departure from any Loan Document or any Secured Hedge Agreement, including, without limitation, any increase in the Guarantied Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or nonperfection of any Collateral or any taking, release, amendment or waiver of or consent to departure from any other guaranty for all or any of the Guarantied Obligations;

            (d) any manner of application of Collateral or proceeds thereof to all or any of the Guarantied Obligations or any manner of sale or other disposition of any Collateral for all or any of the Guarantied Obligations or any other property and/or assets of the Borrower or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Guarantor or any of its Subsidiaries; or

            (f) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent, any Lender Party or any Hedge
      Bank) that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantied Obligations is rescinded or must otherwise be returned by the Administrative Agent, any Lender Party or any Hedge Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

            SECTION 3. Waivers. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guarantied Obligations and this Guaranty and any requirement that the Administrative Agent, any Lender Party or any Hedge Bank protect, secure, perfect or insure any Lien or any property and/or assets subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

            (b) The Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor under this Guaranty, foreclose any mortgage relating to the interests of one or more Loan Parties in properties located in the State of California (or elsewhere) by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by the Administrative Agent, any Lender Party or any Hedge Bank against the Guarantor of any deficiency or otherwise to the enforcement of this Guaranty after any such nonjudicial sale and any defense or benefits that may be afforded by Sections 580a, 580d and 726 of the California Code of Civil Procedure (the "California Code") or any statute or law in any other jurisdiction having similar effect.

            Without limitation of the foregoing, the Guarantor (i) acknowledges that following, and as a result of, the completion of any such nonjudicial sale involving interests in real property located in the State of California, the Guarantor may not be permitted to assert or enforce rights of subrogation, reimbursement, exoneration, contribution or indemnification or any other rights or remedies against the Borrower or any other Loan Party for recovery of amounts paid by the Guarantor in respect of any Guarantied Obligations or otherwise,
(ii) understands that, in the absence of the waiver set forth in clause (iii) below, the Guarantor may have a defense to the enforcement by any of the Administrative Agent, the Lender Parties and the Hedge Banks of, and to any recovery by any of the Administrative Agent, the Lender Parties and the Hedge Banks against the Guarantor under, this Guaranty following any such nonjudicial sale, by reason of the fact that the Administrative Agent's election to proceed with the completion of any such nonjudicial sale may prevent the Guarantor from asserting or enforcing rights of subrogation, reimbursement, exoneration, contribution or indemnification or other rights or remedies as set forth in clause (i) above, (iii) hereby knowingly waives any such defense and any similar defense that might otherwise be available to the enforcement of, or to any recovery by any of the Administrative Agent, the Lender Parties and the Hedge Banks against the Guarantor under, this Guaranty following any such nonjudicial sale, notwithstanding the fact that such nonjudicial sale may prevent the Guarantor from asserting or enforcing such rights and remedies, and (iv) further knowingly waives any claim against any of the Administrative Agent, the Lender Parties and the Hedge Banks (including any claim for recovery or on account of any payments made by the Guarantor under any of the Loan Documents or any Secured Hedge Agreement) and any right to assert any setoff or counterclaim against any of the Administrative Agent, the Lender Parties and the Hedge Banks, and agrees that its obligations under the Loan Documents shall not be impaired or otherwise affected, in either case as a result of any such loss of subrogation, contribution or reimbursement rights or other rights or remedies for any reason.

            (c) The Guarantor hereby further irrevocably waives any defense or benefits that may be derived from California Code Sections 2808, 2809, 2810, 2815, 2819, 2845, 2849 or 2850 and comparable provisions of the laws of any other jurisdiction and all other suretyship defenses it would otherwise have under the laws of California or any other jurisdiction.

            (d) The Guarantor hereby irrevocably waives any duty on the part of the Administrative Agent, any Lender Party or any Hedge Bank to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Borrower or its property and assets now or hereafter known by the Administrative Agent, such Lender Party or such Hedge Bank.

            (e) The Guarantor hereby irrevocably waives any claim or other right that it may now or hereafter acquire against the Borrower or any other insider guarantor that arises from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty, any other Loan Document or any Secured Hedge Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent, any Lender Party or any Hedge Bank against the Borrower or such other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or such other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full and Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (i) the cash payment in full of the Guarantied Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders Parties and the Hedge Banks and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents and the Secured Hedge Agreements or to be held by the Administrative Agent as Collateral for any Guarantied Obligations or other amounts payable under this Guaranty thereafter arising.

            (f) The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

            (g) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guarantied Obligations, whether existing now or in the future.

            SECTION 4. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by the Guarantor hereunder shall be made in accordance with
Section 2.12 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes except taxes incurred due to a connection between a Lender Party and a taxing jurisdiction or taxes due to the failure of a Lender Party to comply with regulatory requirements. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent, any Lender Party or any Hedge Bank, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 4), the Administrative Agent, such Lender Party or such Hedge Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If any Lender Party determines, in its sole discretion, that it has actually and finally realized in a year in which a payment under the Loan Document is made or in any subsequent year, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Guarantor in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 4 exceeding the amount to make such Lender Party whole, such Lender Party shall pay to the Guarantor, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

            (b) In addition, the Guarantor agrees to pay any present or future Other Taxes.

            (c) The Guarantor will indemnify the Administrative Agent, each Lender Party and each Hedge Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4) paid by the Administrative Agent, such Lender Party or such Hedge Bank, as the case may be, and any liability (including penalties, additions to tax, interest and expenses (including, without limitation, reasonable fees and disbursements of counsel)) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent, such Lender Party or such Hedge Bank, as the case may be, makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 8.02 of the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt if any receipt is issued therefor or, if no such receipt is issued, appropriate evidence of payment thereof. If no Taxes are payable in respect of any payment hereunder by the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payor that is not a United States person, the Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, a certificate from the appropriate taxing authority or authorities or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

            (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 4 shall survive the payment in full of the Guarantied Obligations and all other amounts payable under this Guaranty.

            SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

            (a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Guarantor free and clear of all Liens, except those created under the Collateral Documents.

            (b) The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Guarantor's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the

      Racketeer Influences and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Guarantor, any of its Subsidiaries or any of its or their properties or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Guarantor or any of its Subsidiaries. The Guarantor is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Guarantor of this Guaranty and
      (ii) the exercise by the Administrative Agent, any Lender Party or any Hedge Bank of its rights under this Guaranty.

            (d) This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

            (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

            (f) The Guarantor has, independently and without reliance upon the Administrative Agent, any Lender Party or any Hedge Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

            SECTION 6. Affirmative Covenants. (a) The Guarantor covenants and agrees that, so long as any part of the Guarantied Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender Party shall have any Commitment or any Hedge Bank shall have any obligation under any Secured Hedge Agreement, the Guarantor will at all times require, perform or observe, and will cause the Borrower and each of its Subsidiaries, including Foreign Subsidiaries, to perform or observe, all of the terms, covenants and agreements that the Loan Documents, including, without limitation, the provisions of
Section 5.04 of the Credit Agreement, and the Secured Hedge Agreements state that the Guarantor or the Borrower or any other Loan Party is to perform or observe or that the Guarantor or the Borrower is to cause any Loan Party's Subsidiaries, including Foreign Subsidiaries, to perform or observe.

            (b) The Guarantor covenants and agrees that it shall furnish to the Borrower each of the notices and financial statements required to be delivered by the Borrower pursuant to

Section 5.03 of the Credit Agreement relating to the Guarantor within the time periods specified for the delivery of such notices in such Section 5.03.

            (c) The Guarantor covenants and agrees that it shall perform and observe in all material respects all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon such request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower is entitled to make under such Related Document.

            SECTION 7. Negative Covenants. The Guarantor covenants and agrees that, so long as any part of the Guarantied Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment or any Hedge Bank shall have any obligation under any Secured Hedge Agreement, the Guarantor will not at any time enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Sections 5.01 and 5.02 of the Credit Agreement without regard to any of the enumerated exceptions to such covenants), other than:

            (a) holding the capital stock of the Borrower, discharging certain administrative activities otherwise permitted by the Credit Agreement and making payments with respect to certain administrative services and tax liability to the extent contemplated by the Loan Documents (including, without limitation, Section 5.02(f) of the Credit Agreement);

            (b) performing its Obligations under each Loan Document to which it is a party, including entering into this Agreement and the Holdings Pledge Agreement;

            (c) issuing stock and stock equivalents, including issuing stock in connection with an initial public offering of the Guarantor's common stock, and/or repurchasing stock and/or stock equivalents;

            (d) declaring and paying dividends and distributions (x) payable only in common stock of the Guarantor, or (y) as permitted under Section 5.02(f)(i)(F) of the Credit Agreement;

            (e) purchasing, redeeming, retiring, defeasing or otherwise acquiring shares of its capital stock with the proceeds received from the issuance of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights;

            (f) making of any payments required by the Holdings Notes and the other Debt of the Parent Guarantor permitted by clause (j) below;

            (g) performing its obligations under the MDC Management Agreement;

            (h) performing its Obligations under the guaranty dated October 24, 1996, from the Guarantor in favor of Landhigh Investments, Inc.;

            (i) guarantying obligations of the Borrower in connection with operating leases entered into in the ordinary course of business; and

            (j) issue Debt, provided that such Debt is (x) evidenced by a promissory note in form and substance satisfactory to the Administrative Agent which shall be pledged, under the terms of the Collateral Documents, to the Administrative Agent on behalf of the Secured Parties immediately upon its creation, (y) is subject to an Intercompany Subordination Agreement, duly executed by the Guarantor and the Borrower and (z) is issued solely to the Borrower for the purposes listed in Section 5.02(e)(iv)(B) of the Credit Agreement.

            SECTION 8. Amendments; No Waiver; Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:
(i) release or limit the liability of the Guarantor hereunder, (ii) postpone any date fixed for payment hereunder or (iii) amend this Section 8.

            SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Guarantor, addressed to it at the address set forth below the name of the Guarantor on the signature page hereof, if to the Administrative Agent or any Lender Party, addressed to it at its address set forth in Section 8.02 of the Credit Agreement or as to any Hedge Bank or any other party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 9. All such notices and other communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, transmitted by telecopier, delivered to the telegraph company or confirmed by telex answerback, respectively, addressed as aforesaid.

            SECTION 10. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Lender Party or any Hedge Bank to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 11. Right of Setoff. Upon a) (a) the occurrence and during the continuance of any Event of Default and b) (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of such Section 6.01, each Lender Party and each Hedge Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Hedge Bank, as the case may be, to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Lender Party or such Hedge Bank shall have made any demand under this Guaranty. Each Lender Party and each Hedge Bank agrees to notify promptly the Guarantor after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party and each Hedge Bank under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender Party and such Hedge Bank may have.

            SECTION 12. Indemnification. Without limitation on any other Obligations of the Guarantor or remedies of the Administrative Agent, Lender Parties or the Hedge Banks under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, Lender Parties and the Hedge Banks from and against, and shall pay on demand any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable and documented fees and disbursements of the legal counsel of the Administrative Agent, Lender Parties and the Hedge Banks and the reasonable and documented charges of the internal legal counsel of the Administrative Agent, Lender Parties and the Hedge Banks) suffered or incurred by any of the Administrative Agent, Lender Parties or the Hedge Banks as a result of (a) any failure of any Guarantied Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, or (b) any failure of the Borrower to pay and perform any Guarantied Obligations in accordance with the terms of such Guarantied Obligations.

            SECTION 13. Continuing Guaranty; Assignments Under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the indefeasible cash payment in full of the Guarantied Obligations and all other amounts payable under this Guaranty,
(ii) the Final Maturity Date and (iii) the termination or expiration of all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lender Parties and the Hedge Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and any Note or Notes held by it) to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement. Upon the later of (i) the payment in full of the Guarantied Obligations and all other amounts payable under this Guaranty, (ii) the Final Maturity Date, and (Ili) the termination or expiration of all Secured Hedge Agreements, the Guaranty granted hereby shall terminate. Upon any such termination, the Administrative Agent


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

will, at the Guarantor's expense, execute and delivery to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

            SECTION 14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Etc. a) (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

            (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document or Secured Hedge Agreement to which it is or is to be a party, or for recognition and enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection or defense that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right that any party may otherwise have to commence or participate in any action, suit or proceeding relating to this Guaranty, any of the other Loan Documents or any Secured Hedge Agreement to which it is or is to be a party, or otherwise to proceed against the Guarantor, in any other jurisdiction.

            (c) The Guarantor irrevocably consents to the service of any and all process in any such action, suit or proceeding by the mailing of copies of such process to the Guarantor at the address set forth below its name on the signature page hereof, or by any other method permitted by law. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (d) To the extent that the Guarantor has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such inununity in respect of its Obligations under this Guaranty, any other Loan Document and any Secured Hedge Agreement to which it is or is to be a party.

            (e) The Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty, any other Loan Document or any Secured Hedge Agreement, the


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

transactions contemplated hereby or thereby or the actions of the Administrative Agent, any Lender Party or any Hedge Bank in the negotiation, administration, performance or enforcement hereof or thereof.

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          FITNESS HOLDINGS, INC.


                                          By  /s/ Gilbert Freeman
                                            ----------------------------------
                                            Name: Gilbert Freeman
                                            Title:Chief Financial Officer

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